Exhibit 99.1

*EXPRO GROUP HOLDINGS N.V.*
*(INCORPORATED IN THE NETHERLANDS)*
*1311 BROADFIELD BLVD., SUITE 400*
*HOUSTON, TEXAS 77084*

**SCAN TO**
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V94022-P47256-P47257 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**EXPRO GROUP HOLDINGS N.V.**

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. To approve an amendment of the articles of association (as amended, the "Articles of Association") of Expro Group Holdings N.V. (the "Company") to include a formula on the basis of which cash compensation to the Company's shareholders who exercise their withdrawal right in connection with the Luxembourg Merger (as defined below), as referred to in Section 2:333h(1) of the Dutch Civil Code, can be readily determined and to authorize each deputy civil law notary and/or notarial employee of Allen Overy Shearman Sterling LLP, Amsterdam office ("AOS"), and each of them severally, to execute and sign the Deed of Amendment in connection therewith; | ☐ | ☐ | ☐ |
| 2. To approve an amendment of the Articles of Association to provide for the conversion of shares of common stock of the Company into shares of Class B common stock of the Company if and to the extent the Company's shareholders exercise their withdrawal rights and to authorize each deputy civil law notary and notarial employee of AOS, and each of them severally, to execute and sign the Deed of Amendment in connection therewith; | ☐ | ☐ | ☐ |
| 3. To approve a series of proposed and joint transactions, including (a) the downstream cross-border merger of the Company with and into Expro Luxembourg S.A., with Expro Luxembourg S.A. surviving (the "Luxembourg Merger"), and (b) as soon as practicable following completion of the Luxembourg Merger, the downstream cross-border merger of Expro Luxembourg S.A. with and into Expro Ltd, with Expro Ltd surviving; | ☐ | ☐ | ☐ |

**The Board of Directors recommends that you vote FOR each of the nominees named below:**

4. Election of Directors

**Nominees:**

| | For | Against | Abstain |
|---|---|---|---|
| 4a. Robert W. Drummond | ☐ | ☐ | ☐ |
| 4b. Michael Jardon | ☐ | ☐ | ☐ |
| 4c. Eitan Arbeter | ☐ | ☐ | ☐ |
| 4d. Lisa L. Troe | ☐ | ☐ | ☐ |
| 4e. Brian Truelove | ☐ | ☐ | ☐ |
| 4f. Frances M. Vallejo | ☐ | ☐ | ☐ |
| 4g. Eileen G. Whelley | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 5. To approve on a non-binding advisory basis the compensation of the Company's named executive officers for the year ended December 31, 2025; | ☐ | ☐ | ☐ |
| 6. To review the annual report for the fiscal year ended December 31, 2025, including the paragraph relating to corporate governance, to confirm and ratify the preparation of the Company's statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2025; | ☐ | ☐ | ☐ |
| 7. To discharge the members of the Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2025; | ☐ | ☐ | ☐ |
| 8. To appoint Deloitte Accountants B.V. as the Company's auditor who will audit the Dutch statutory annual accounts of the Company for the fiscal year ending December 31, 2026, as required by Dutch law; | ☐ | ☐ | ☐ |
| 9. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit the Company's U.S. GAAP financial statements for the fiscal year ending December 31, 2026; | ☐ | ☐ | ☐ |
| 10. To authorize the Board to repurchase shares up to 10% of the issued share capital, for any legal purpose, through the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the New York Stock Exchange, and during a period of 18 months starting from the date of the 2026 annual meeting; and | ☐ | ☐ | ☐ |
| 11. To authorize the Board to issue shares up to 20% of the issued share capital as of the date of the 2026 annual meeting, for any legal purpose, at the stock exchange or in a private purchase transaction, and during a period of 18 months starting from the date of the 2026 annual meeting. The authorization also includes the authority to restrict or exclude pre-emptive rights upon an issue of shares. | ☐ | ☐ | ☐ |

**NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the proxies appointed hereby. The proxy is solicited on behalf of the Board of the Company. The proxy, when properly executed and delivered, will be voted in accordance with the instructions given above. If no instructions are given, the proxy will be voted "For" proposals 1, 2, 3, 5, 6, 7, 8, 9, 10 and 11, and "For" the election of each of the director nominees named in proposal 4.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V94023-P47256-P47257 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2025 Annual Report are available at www.proxydocs.com/xpro EXPRO GROUP HOLDINGS N.V. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael Jardon, John McAlister, Sergio Maiworm and Joshua K. Hancock as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Expro Group Holdings N.V. held by the undersigned that would be entitled to vote if personally present, at the Annual Meeting, to be held on June 10, 2026, at 4:00 P.M. Central European Time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands, or at any postponement or adjournment thereof. The proxy, when properly executed and delivered, will be voted in accordance with the instructions given. If no instructions are given, this proxy will be voted “For” proposals 1, 2, 3, 5, 6, 7, 8, 9, 10 and 11, and “For” the election of each of the director nominees named in proposal 4. In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Continued and to be signed on reverse side